Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of CorMedix Inc. of our report, which includes an explanatory paragraph relating to CorMedix Inc.’s ability to continue as a going concern, dated March 27, 2013, relating to the financial statements of CorMedix Inc. included in CorMedix Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

/s/ CohnReznick LLP

Roseland, New Jersey

December 11, 2013